EXHIBIT 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC. REPORTS SECOND QUARTER 2022 FINANCIAL RESULTS

FREDERICK, MD, August 15, 2022 (BUSINESS WIRE) — TOMI Environmental Solutions, Inc.® (“TOMI”) (NASDAQ: TOMZ), a global company specializing in disinfection and decontamination utilizing its premier Binary Ionization Technology (BIT) platform through its SteraMist brand of products, today announced its financial results for the second quarter and six months ended June 30, 2022.

TOMI Chief Executive Officer, Dr. Halden Shane, stated, “In the second quarter we continued to see increased demand for our Custom Engineered Systems (CES) and mobile equipment, which led to improved reportable financial results. For the first six months ended June 30, 2022, we reported 6% growth and an increase in customer orders by 35% when compared to the first half of 2021.  For the six-month period we have received $5.6 million in orders from key global fortune 500 customers, and we expect to recognize revenue from these orders upon product delivery throughout 2022.

“The increase in orders is primarily attributable to increased demand for our Custom Engineered Systems (CES), where in most cases our technology is being integrated into our customer’s facilities on a permanent basis.  As we continue to win bids and deliver more of our CES systems, our brand recognition in the industry improves which is leading to more referrals and a larger overall sales pipeline for us.  The CES projects work well with our long-term business model and provides stable recurring BIT solution orders over the life of the system.

“While revenues were flat for the second quarter of 2022 as compared to the same period in 2021, we are seeing very strong demand for our products, and we are encouraged about the back half of the year.  In addition, our disciplined approach to controlling expenses resulted in a 28% improvement in loss from operations for the second quarter 2022 as compared to the same period in 2021.

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“We are focused on continuing to innovate our industry leading product and increasing our brand recognition in the marketplace,” Dr. Shane concluded.

Financial Results for the Three Months Ended June 30, 2022 compared to June 30, 2021

•	Total net revenue was $1,458,000 compared to $1,467,000.
•	Gross margin was 63.2% compared to 64.3%.
•	Operating loss improved to ($863,000) compared to ($1,193,000). The improved operating loss was attributable to lower operating expenses.
•	Net loss was ($862,000) or ($0.04) per basic and diluted share, compared to ($778,000) or ($0.05) per basic share.
•	EBITDA was a loss of ($780,000) compared to ($706,000). A table reconciling EBITDA to the appropriate GAAP financial measure is included with the Company's financial information below.

Financial Results for the Six Months Ended June 30, 2022 compared to June 30, 2021

•	Total net revenue was $3,767,000 compared to $3,539,000, an increase of 6%.
•	Gross margin was 62.2% compared to 61.5%.
•	Operating loss improved to ($1,523,000) compared to ($2,704,000). The improved operating loss was attributable to higher sales, gross profit and lower operating expenses.
•	Net loss was ($1,522,000) or ($0.08) per basic and diluted share, compared to ($2,289,000) or ($0.14) per basic share.
•	EBITDA was a loss of ($1,357,000) compared to ($2,133,000), representing an improvement of $776,000. A table reconciling EBITDA to the appropriate GAAP financial measure is included with the Company's financial information below.
•	Cash used in operations was ($451,000) compared to ($2,512,000), representing an improvement of $2,061,000.

Balance sheet highlights as of June 30, 2022

•	Cash and cash equivalents were approximately $4.8 million.
•	Working capital was $9.9 million.
•	Shareholders’ equity was $12.4 million.

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Recent Financial Highlights:

•	6% growth in total revenue for the six months ended June 30, 2022, when compared to the same prior year period.
•	11% growth in SteraMist product-based revenue for the three months ended June 30, 2022, when compared to the same prior year period.
•	35% growth in customer orders received for the six months ended June 30, 2022, when compared to the same prior year period.
•	Received $5.6 million in orders from key global fortune 500 customers and expect to recognize this revenue upon product delivery throughout 2022.

Recent Business Highlights:

•	Exhibited at FDIC International - The Largest Fire and Rescue Conference.
•	Presented SteraPak at RIA 2022 International Restoration Convention & Industry Expo.
•	Exhibited at the INTERPHEX 2022 Technical Conference and exhibited three of our SteraMist mobile units.
•	Presented at the H.C. Wainwright Investment Conference
•	We announced the inclusion of our SteraMist technology on the List Q” for the use of its BIT solution to help fight the spread of rare or novel viruses such as Monkeypox virus, SARS-CoV-2 and its variants that causes COVID-19. TOMI was notified of EPA’s inclusion on June 2, 2022.

Conference Call Information

TOMI will hold a conference call to discuss Second Quarter 2022 results at 4:30 p.m. ET today, August 15, 2022.

To participate in the call by phone, dial (800) 343-4136 approximately five minutes prior to the scheduled start time. International callers please dial (203) 518-9848. To access the live webcast or view the press release, please visit the Investor Relations section of the TOMI website at:

https://www.webcaster4.com/Webcast/Page/2262/45468

A replay of the teleconference will be available until August 29, 2022 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use replay access code: 46376. A replay of the webcast will be available for at least 90 days on the company’s website, starting approximately one hour after the completion of the call.

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TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (NASDAQ:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide as its only active ingredient to produce a fog of ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, America Seed Trade Association, and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com.

Forward-Looking Statements

This press release contain forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to anticipated recognition of revenue in the remainder of 2022; expected sales pipeline; financial performance and operating results; upcoming launch of new products; expected growth in sales and market demand; revenue opportunities of CES products in 2022 and brand recognition of our products; Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business and customers; our ability to maintain and manage growth and generate sales, our reliance on a single or a few products for a majority of revenues; the general business and economic conditions; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed by us with the SEC and other periodic reports we filed with the SEC. The information provided in this document is based upon the facts and circumstances known at this time. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and we undertake no duty to update such information, except as required under applicable law.

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Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin. We define EBITDA as net income (loss), adjusted to exclude: interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure and is intended to serve as a supplement to our results provided in accordance with GAAP. We define Adjusted EBITDA as net income (loss), adjusted to exclude: interest, taxes, depreciation and amortization; stock-based compensation expense. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue. We believe that these historical non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to evaluate our performance internally and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. Although we believe that the use of non-GAAP financial measures enhances its investors’ understanding of its business and performance, our use of non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measures. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. Because of these limitations, the non-GAAP financial measure used in this release should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP as set forth below. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

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TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

Current Assets:	June 30, 2022 (Unaudited)	December 31, 2021
Cash and Cash Equivalents	$4,800,408	$5,317,443
Accounts Receivable - net	1,936,165	1,964,776
Other Receivables	164,150	235,904
Inventories	4,784,669	4,743,280
Vendor Deposits	320,211	288,586
Prepaid Expenses	352,513	343,573
Total Current Assets	12,358,116	12,893,562

Property and Equipment – net	1,362,171	1,488,319

Other Assets:
Intangible Assets – net	979,528	956,284
Operating Lease - Right of Use Asset	556,937	583,271
Capitalized Software Development Costs - net	-	10,476
Other Assets	413,217	341,006
Total Other Assets	1,949,682	1,891,037
Total Assets	$15,669,969	$16,272,918

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$1,002,854	$1,054,040
Accrued Expenses and Other Current Liabilities	726,137	664,608
Customer Deposits	606,984	6,000
Current Portion of Long-Term Operating Lease	97,385	91,775
Total Current Liabilities	2,433,360	1,816,423

Long-Term Liabilities:
Long-Term Operating Lease, Net of Current Portion	811,291	861,415
Total Long-Term Liabilities	811,291	861,415
Total Liabilities	3,244,651	2,677,838

Shareholders’ Equity:
Cumulative Convertible Series A Preferred Stock;
par value $0.01 per share, 1,000,000 shares authorized; 63,750 shares issued
and outstanding at June 30, 2022 and December 31, 2021	638	638
Cumulative Convertible Series B Preferred Stock; $1,000 stated value;
7.5% Cumulative dividend; 4,000 shares authorized; none issued
and outstanding at June 30, 2022 and December 31, 2021	-	-
Common stock; par value $0.01 per share, 250,000,000 shares authorized;
19,732,705 and 16,761,513 shares issued and outstanding
at June 30, 2022 and December 31, 2021, respectively.	197,327	196,810
Additional Paid-In Capital	57,292,795	56,941,209
Accumulated Deficit	(45,065,442)	(43,543,576)
Total Shareholders’ Equity	12,425,318	13,595,080
Total Liabilities and Shareholders’ Equity	$15,669,969	$16,272,918

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TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Sales, net	$1,458,395	$1,465,525	$3,766,978	$3,538,980
Cost of Sales	537,103	523,563	1,424,991	1,361,860
Gross Profit	921,292	941,962	2,341,987	2,177,120

Operating Expenses:
Professional Fees	94,796	106,781	285,326	280,274
Depreciation and Amortization	82,751	72,413	165,043	155,861
Selling Expenses	565,945	335,444	906,734	809,833
Research and Development	99,350	205,751	136,426	401,371
Consulting Fees	39,535	95,609	102,745	201,783
General and Administrative	901,632	1,319,194	2,268,256	3,031,560
Total Operating Expenses	1,784,009	2,135,192	3,864,530	4,880,682
Income (loss) from Operations	(862,717)	(1,193,230)	(1,522,543)	(2,703,562)

Other Income (Expense):
Gain Upon Debt Extinguishment	-	414,583	-	414,583
Interest Income	335	192	678	619
Interest Expense	-	-	-	(1,034)
Total Other Income (Expense)	335	414,775	678	414,168

Income (loss) before income taxes	(862,382)	(778,455)	(1,521,865)	(2,289,394)
Provision for Income Taxes	-	-	-	-
Net Income (loss)	$(862,382)	$(778,455)	$(1,521,865)	$(2,289,394)

Net income (loss) Per Common Share
Basic	$(0.04)	$(0.05)	$(0.08)	$(0.14)
Diluted	$(0.04)	$(0.05)	$(0.08)	$(0.14)

Basic Weighted Average Common Shares Outstanding	19,717,919	16,811,513	19,703,012	16,784,737
Diluted Weighted Average Common Shares Outstanding	19,717,919	16,811,513	19,703,012	16,784,737

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The following is a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA (in thousands, except percentages; unaudited):

	June 30,		June 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(862,382)	$(778,455)	$(1,521,865)	$(2,289,394)

Interest Income	(335)	(192)	(678)	(619)
Interest Expense	-	-	-	1,034
Depreciation and Amortization	82,751	72,413	165,043	155,861
Other	-	-	-	-
EBITDA (Loss)	$(779,965)	$(706,234)	$(1,357,500)	$(2,133,118)

Equity Compensation Expense	-	-	297,766	-
Other	-	-	-	-
Adjusted EBITDA (Loss)	$(779,965)	$(706,234)	$(1,059,734)	$(2,133,118)

Net revenue	$1,458,395	$1,465,525	$3,766,978	$3,538,980
Adjusted EBITDA Margin	-53%	-48%	-28%	-60%

INVESTOR RELATIONS CONTACT:

John Nesbett/Jennifer Belodeau

IMS Investor Relations

tomi@imsinvestorrelations.com

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